Robert B. Schultz
Attorney at Law
Licensed to Practice in
CO, NY and CA
Schultz and Associates
9710 W. 82nd Ave
Arvada, CO 80005
Tel. 303 456 5565
Fax 303 456 5575
rbschultz@comcast.net

March 15, 2007

Mr. Michael Gelmon, Chairman of the Board and Chief Executive Officer
Banyan Corporation
Suite 207, 5005 Elbow Drive S.W.
Calgary, Alberta, Canada T2S 2T6

Re:	Amendment to Legal Service Agreement

Dear Mr. Gelmon:

          You have asked me to provide legal consulting services to Banyan Corporation (“your” or the “Company“) in connection with certain litigation matters, in particular Yost et al. v. Banyan Corporation, in Denver, Colorado District Court subject to the terms of our legal service agreement dated November 30, 2007. After the date we entered into the agreement, you have asked me to represent you in connection with other litigation matters. To avoid misunderstandings, I have prepared this summary of the amendment of our agreement for your approval.

          As of the date hereof, I hold for in trust for the benefit of the Company 3,924,218 shares of its Common Stock, no par value. Upon signing of this agreement, a fee of 40,000,000 shares (the “Additional Shares”), having an anticipated resale price of $.0011 per share, shall become due and payable. This fee includes a reasonable retainer for services to be rendered. The Company shall file promptly a Registration Statement on Form S-8 with the United States Securities Exchange Commission to cover the resale of the Additional Shares to the public. Promptly after the effective date of said registration statement, the Additional Shares will be delivered without restrictive legend as designated. The Company will bear the costs of the registration and issuance of the Additional Shares.

          All other terms of our legal service agreement dated November 30, 2006 shall remain in force and are not effected by this amendment.

          I appreciate your confidence and look forward to working with you. If the foregoing correctly sets forth our understanding, please sign and return the enclosed copy of this letter.

Very truly yours,

/s/ Robert Schultz
Robert B. Schultz, Esq.

Mr. Michael Gelmon
Banyan Corporation
March 15, 2007
Page 2

          Agreed to and accepted this 22nd day of March 2007.

BANYAN CORPORATION

/s/ Michael Gelmon
Michael Gelmon, Chairman of the Board
and Chief Executive Officer